Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vencor Healthcare, Inc. 1998 Incentive Compensation Plan of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of Vencor, Inc. incorporated by reference in the Form 10 of Vencor Healthcare, Inc. (Comm. File No. 001-14057) filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP


Louisville, Kentucky
April 28, 1998